Exhibit 10.2
First Amendment to the Amended and Restated Agreement and Plan of Merger
     This First Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is made effective as of December 29, 2006 by and among Synthesis Energy Systems, Inc., a Delaware corporation (“SES”) f/k/a Tamborine Holdings, Inc., a Mississippi corporation (“Tamborine”), SES Acquisition Corporation, a Florida corporation (“Acquisition”), Synthesis Energy Holdings, Inc., a Florida corporation (“Synthesis Florida”), and the shareholders of Synthesis Florida listed on the signature page hereto (the “Shareholders”).
Recitals
     A. Tamborine, Acquisition, Synthesis Florida and the Shareholders entered into that certain Amended and Restated Agreement and Plan of Merger dated April 4, 2005 (the “Agreement”) pursuant to which Acquisition was merged with and into Synthesis Florida (the “Merger”), with Synthesis Florida as the surviving corporation of the merger and the successor to Acquisition.
     B. Pursuant to Section 1.8(c) of the Agreement, at the effective time of the Merger, all of the outstanding shares of common stock of Synthesis Florida were converted into 21,050,000 shares of common stock of Tamborine.
     C. Section 1.8(c) of the Agreement should have stated that the outstanding shares of common stock of Synthesis Florida were converted into 21,000,000 shares of common stock of Tamborine, and in fact 21,000,000 shares of common stock were issued to the Shareholders.
     D. Subsequent to the Merger, Tamborine reincorporated in Delaware and changed its name to “Synthesis Energy Systems, Inc.”
     E. SES has requested that the Agreement be amended to reflect that the outstanding shares of common stock of Synthesis Florida were actually converted into 21,000,000 shares of common stock of Tamborine at the effective time of the Merger.
     F. Pursuant to Section 11.1 of the Agreement, the Agreement may only be amended by the written agreement of all of the parties thereto.
     G. All of the parties to the Agreement have agreed to make the requested change, and the purpose of this Amendment is to amend the Agreement in order to reflect this change.
     H. The defined terms used in this Amendment shall have the same meaning as set forth in the Agreement, unless otherwise indicated in this Amendment.
     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of representations, warranties, and covenants contained herein and in the Agreement, the parties agree as follows:
     Section 1. Section 1.8(c) of the Agreement is hereby amended so that all references to “21,050,000 shares of the Purchaser Common Stock” shall now be read as “21,000,000 shares of the Purchaser Common Stock.”
     Section 2. Except as set forth herein, the Agreement shall remain in full force and effect.
     Section 3. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     Section 4. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties hereto.
[Signature Pages Follow]

     In Witness Whereof, SES, as the successor to Tamborine, Acquisition, SES Florida and the Shareholders have executed this Amendment all as of December 29, 2006.

Synthesis Energy Systems, Inc. f/k/a Tamborine Holdings, Inc.

	By:	/s/ Timothy E. Vail
Name: Timothy E. Vail
Title: President and Chief Executive Officer

SES Acquisition Corporation

By:	Synthesis Energy Holdings, Inc., for itself and as successor by merger to SES Acquisition Corporation

	By:	/s/ Donald P. Bunnell

Name: Donald P. Bunnell
Title: President and Chief Executive Officer

The Shareholders:

/s/ Lorenzo Lamadrid

Lorenzo Lamadrid

/s/ Gregory B. Golden

Gregory B. Golden

/s/ Donald P. Bunnell

Donald P. Bunnell

/s/ Fred A. Breidenbach Fred A. Breidenbach

/s/ Huang Da Li
Huang Da Li

Azure International Holdings Ltd.

By:	/s/ Stephen M. Terry
Name: Stephen M. Terry
Title: Finance Director

/s/ Chen Xiao Dong
Chen Xiao Dong

/s/ Wang Yi
Wang Yi

/s/ Alexander Gomez
Alexander Gomez